Align Technology Announces Fourth Quarter and 2014 Results

Q4 Revenues of $198.6 Million, up 11.4% Year-Over-Year, and Diluted EPS of $0.48

Q4 Clear Aligner Shipments of 126.9 Thousand Cases, up 14.2% Year-Over-Year

Q4 International Clear Aligner Case Shipments Total 32% of Worldwide Case Shipments, up 29.2% Year-Over-Year

2014 Revenues of $761.7 Million, up 15.4% Year-Over-Year, and Diluted EPS of $1.77

SAN JOSE, CA -- (Marketwired - January 29, 2015) - Align Technology, Inc. (NASDAQ: ALGN) today reported financial results for the fourth quarter and year ended December 31, 2014. Revenues for the fourth quarter of 2014 (Q4'14) were $198.6 million, an 11.4% increase year-over-year from $178.3 million in the fourth quarter of 2013 (Q4'13). Clear aligner case shipments in Q4'14 were 126.9 thousand, a 14.2% increase year-over-year from 111.1 thousand in Q4'13. Net profit for Q4'14 was $39.5 million, or $0.48 per diluted share, compared to $42.4 million, or $0.51 per diluted share in Q4'13.

Revenues for 2014 were $761.7 million, a 15.4% increase year-over-year from $660.2 million in 2013. Clear aligner case shipments in 2014 were 478.0 thousand, a 13.2% increase year-over-year from 422.3 thousand in 2013. Net profit for 2014 was $145.8 million, or $1.77 per diluted share, compared to non-GAAP net profit of $127.5 million, or $1.54 per diluted share in 2013.

"We are pleased to have delivered a good quarter and finish to the year for Align, driven by continued strong growth in the EMEA and Asia Pacific regions along with solid results in North America," said Thomas M. Prescott, Align president and CEO. "Total International Invisalign volume for the fourth quarter was over 30% of our business for the first time ever, reflecting an increase of 29.2% year-over-year. Our strong performance internationally was driven by a combination of increased utilization by orthodontists in all countries, as well as a continued effort to add new Invisalign-trained doctors."

Summary Financial Comparisons
(In millions except for shipments and per share amounts)

                                     Q4'14    Q3'14    Q4'13    Q/Q
       --------------------------- -------- -------- -------- ------
       GAAP
       --------------------------- -------- -------- -------- ------
       Clear Aligner Shipments      126,905  119,615  111,130   +6.1%
       Net Revenues                $  198.6 $  189.9 $  178.3   +4.6%
         Clear Aligner             $  186.4 $  178.1 $  166.2   +4.7%
         Scanner & Services        $   12.2 $   11.7 $   12.1   +3.6%
       Net Profit                  $   39.5 $   38.2 $   42.4   +3.4%
       EPS                         $   0.48 $   0.47 $   0.51 +$0.01
       --------------------------- -------- -------- -------- ------
       Non-GAAP
       --------------------------- -------- -------- -------- ------
       Net Profit
       EPS

                                                               YTD
                                    Y/Y      2014     2013     Y/Y
       ---------------------------------   -------- -------- ------
       GAAP
       ---------------------------------   -------- -------- ------
       Clear Aligner Shipments     +14.2%   478,000  422,340  +13.2%
       Net Revenues                +11.4%  $  761.7 $  660.2  +15.4%
         Clear Aligner             +12.2%  $  712.5 $  614.6  +15.9%
         Scanner & Services         +0.8%  $   49.1 $   45.6   +7.8%
       Net Profit                   (6.8)% $  145.8 $   64.3 +126.8%
       EPS                        $(0.03)  $   1.77 $   0.78 +$0.99
       ---------------------------------   -------- -------- ------
       Non-GAAP
       ---------------------------------   -------- -------- ------
       Net Profit                          $  145.8 $  127.5  +14.4%
       EPS                                 $   1.77 $   1.54 +$0.23

Note: Changes and percentages are based on actual values and may effect totals due to rounding

As of December 31, 2014, Align had $602.6 million in cash, cash equivalents and short-term and long-term marketable securities compared to $472.0 million as of December 31, 2013. We repurchased approximately 0.4 million shares of stock for $20.8 million in Q4'14 and 1.9 million shares for $98.2 million in 2014. These repurchases are part of a three-year, $300 million stock repurchase program announced on April 23, 2014, with the next $100 million recently authorized by the Board and anticipated to be purchased over the next twelve months.

2014 Business Highlights
The following list highlights Align's key announcements over the past year:

  Align announced the upcoming release of Invisalign G6 clinical innovations for first premolar extraction. Invisalign G6 is engineered to improve clinical outcomes for orthodontic treatment of severe crowding and bimaxillary protrusion, a common type of malocclusion especially prevalent in Asia that requires premolar extraction. Invisalign G6 clinical innovations will be available to Invisalign-trained providers beginning in the first quarter of 2015 with limited commercialization, followed by full commercialization in Asia Pacific, Europe, Middle East and Africa, and Latin America geographies throughout 2015 and North America in early 2016.
  Align announced that it has extended its funding of the Align Research Award Program, an annually funded program designed to promote clinical and scientific dental research, for a sixth consecutive year for universities in North America and for a fifth year for international universities.
  Align expanded chairside CAD/CAM workflow options for the iTero® intraoral scanner by announcing connectivity to IOS Technologies Inc., a wholly owned subsidiary of Glidewell Laboratories.
  Align expanded digital workflow options for the iTero intraoral scanner by announcing availability of DENTSPLY Implants digital workflow that features connectivity with ATLANTIS™ custom abutments.
  Align announced an agreement with Zimmer Dental, Inc. in which the iTero intraoral scanner will support connectivity with Zimmer Zfx custom abutments for implants.
  Align announced new iTero 5.2 software upgrades and feature enhancements for its iTero intraoral scanner. These enhancements reduce total Invisalign scan time, and a new Vivera® pre-debonding feature that allows for digital removal of traditional brackets within the iTero scan, enabling Vivera Retainer delivery at the final orthodontic appointment.
  Align announced the release of ClinCheck Pro treatment software, the next generation Invisalign treatment software tool, designed to provide more precise control over final tooth position and to help Invisalign providers achieve their treatment goals.
  Align announced the qualification the 3M™ True Definition scanner for use with Invisalign® case submissions, which requires an intraoral scanner that can readily capture an accurate full arch digital impression.

Q1 2015 Business Outlook
For the first quarter of 2015 (Q1'15), Align provides the following guidance:

  Clear aligner case shipments in a range of 124.4 thousand to 127.4 thousand.
  Net revenues in a range of $187.3 million to $192.4 million.
  Diluted EPS in a range of $0.29 to $0.32.

Align Web Cast and Conference Call
Align will host a conference call today, January 29, 2015 at 4:30 p.m. ET, 1:30 p.m. PT, to review its fourth quarter and 2014 results, discuss future operating trends and the business outlook. The conference call will also be web cast live via the Internet. To access the web cast, go to the "Events & Presentations" section under Company Information on Align's Investor Relations web site at http://investor.aligntech.com. To access the conference call, please dial 201-689-8261 approximately fifteen minutes prior to the start of the call. An archived audio web cast will be available beginning approximately one hour after the call's conclusion and will remain available for approximately 12 months. Additionally, a telephonic replay of the call can be accessed by dialing 877-660-6853 with conference number 13598471 followed by #. For international callers, please dial 201-612-7415 and use the same conference number referenced above. The telephonic replay will be available through 5:30 p.m. ET on February 5, 2015.

About Align Technology, Inc.
Align Technology is the leader in modern clear aligner orthodontics that designs, manufactures and markets the Invisalign® system, which provides dental professionals with a range of treatment options for adults and teenagers. Align also offers the iTero 3D digital scanning system and services for orthodontic and restorative dentistry. Align was founded in March 1997 and received FDA clearance to market the Invisalign system in 1998. Visit www.aligntech.com for more information.

For additional information about the Invisalign system or to find an Invisalign provider in your area, please visit www.invisalign.com. For additional information about the iTero 3D digital scanning system, please visit www.itero.com.

About Non-GAAP Financial Measures
While there are no non-GAAP adjustments to the three months and full year ended December 31, 2014, we are including the following non-GAAP financial measures for the year ended December 31, 2013 to supplement our consolidated financial statements: non-GAAP net profit and non-GAAP earnings per share, which exclude, as applicable, impairment of goodwill, impairment of long-lived assets, and any related income tax adjustments. The presentation of this financial information is not intended to be considered in isolation, or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.

Align uses these non-GAAP financial measures for financial and operational decision making and as a means to evaluate period-to-period comparisons. Our management believes that these non-GAAP financial measures provide meaningful supplemental information regarding our "core operating performance." Management believes that "core operating performance" represents Align's performance in the ordinary, on-going and customary course of its operations. Accordingly, management excludes from "core operating performance" certain expenditures and other items that may not be indicative of our operating performance including discrete cash and non-cash charges that are infrequent, or one-time in nature. We believe that both management and investors benefit from referring to these non-GAAP financial measures in assessing our performance and when planning, forecasting and analyzing future periods. These non-GAAP financial measures also facilitate management's internal evaluation of period-to-period comparisons. We believe these non-GAAP financial measures are useful to investors both because (1) they allow for greater transparency with respect to key metrics used by management in its financial and operational decision making, and (2) they are provided to and used by institutional investors and the analyst community to facilitate comparisons with prior and subsequent reporting periods. A reconciliation of the GAAP and non-GAAP financial measures for the nine months ended September 30, 2013 and a more detailed explanation of each non-GAAP financial measure and its uses are provided in the footnotes to the table captioned "Reconciliation of GAAP to non-GAAP Key Financial Metrics" included at the end of this release.

Forward-Looking Statement
This news release, including the tables below, contains forward-looking statements, including statements regarding certain business metrics for the first quarter of 2015, including, but not limited to, anticipated net revenues, gross margin, operating expenses, operating profit, diluted earnings per share, case shipments, and additional common stock repurchases. Forward-looking statements contained in this news release and the tables below relating to expectations about future events or results are based upon information available to Align as of the date hereof. Readers are cautioned that these forward-looking statements are only predictions and are subject to risks, uncertainties and assumptions that are difficult to predict. As a result, actual results may differ materially and adversely from those expressed in any forward-looking statement. Factors that might cause such a difference include, but are not limited to, difficulties predicting customer and consumer purchasing behavior, the willingness and ability of our customers to maintain and/or increase product utilization in sufficient numbers, the possibility that the development and release of new products does not proceed in accordance with the anticipated timeline, the possibility that the market for the sale of these new products may not develop as expected, the risks relating to Align's ability to sustain or increase profitability or revenue growth in future periods while controlling expenses, growth related risks, including capacity constraints and pressure on our internal systems and personnel, our ability to successfully achieve the anticipated benefits from the scanner and services business, continued customer demand for our existing and new products, changes in consumer spending habits as a result of, among other things, prevailing economic conditions, levels of employment, salaries and wages and consumer confidence, the timing of case submissions from our doctors within a quarter, acceptance of our products by consumers and dental professionals, foreign operational, political and other risks relating to Align's international manufacturing operations, Align's ability to protect its intellectual property rights, continued compliance with regulatory requirements, competition from existing and new competitors, Align's ability to develop and successfully introduce new products and product enhancements and the loss of key personnel. These and other risks are detailed from time to time in Align's periodic reports filed with the Securities and Exchange Commission, including, but not limited to, its Annual Report on Form 10-K for the year ended December 31, 2013, which was filed with the Securities and Exchange Commission on February 28, 2014. Align undertakes no obligation to revise or update publicly any forward-looking statements for any reason.

ALIGN TECHNOLOGY, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)

                            Three Months Ended            Year Ended
                        ------------------------- -------------------------
                        December 31, December 31, December 31, December 31,
                            2014         2013         2014         2013
                        ------------ ------------ ------------ ------------

Net revenues            $    198,600 $    178,292 $    761,653 $    660,206

Cost of revenues              47,938       41,816      183,210      162,100
                        ------------ ------------ ------------ ------------

Gross profit                 150,662      136,476      578,443      498,106
                        ------------ ------------ ------------ ------------

Operating expenses:
 Sales and marketing          55,620       44,694      217,262      180,046
 General and
  administrative              30,273       27,889      114,806      112,752
 Research and
  development                 13,276       10,970       52,799       44,083
 Impairment of goodwill            -            -            -       40,693
 Impairment of long-
  lived assets                     -            -            -       26,320
                        ------------ ------------ ------------ ------------
Total operating expenses      99,169       83,553      384,867      403,894

Operating profit              51,493       52,923      193,576       94,212

Interest and other
 income (expense), net        (1,716)        (199)      (3,207)      (1,073)
                        ------------ ------------ ------------ ------------

Profit before income
 taxes                        49,777       52,724      190,369       93,139

Provision for income
 taxes                        10,236       10,302       44,537       28,844
                        ------------ ------------ ------------ ------------

Net profit              $     39,541 $     42,422 $    145,832 $     64,295
                        ============ ============ ============ ============

Net profit per share
 - basic                $       0.49 $       0.53 $       1.81 $       0.80
                        ============ ============ ============ ============
 - diluted              $       0.48 $       0.51 $       1.77 $       0.78
                        ============ ============ ============ ============

Shares used in computing
 net profit per share
 - basic                      80,266       80,432       80,754       80,551
                        ============ ============ ============ ============
 - diluted                    81,691       82,438       82,283       82,589
                        ============ ============ ============ ============

ALIGN TECHNOLOGY, INC.
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

                                                 December 31,  December 31,
                                                      2014          2013
                                                 ------------- -------------
                      ASSETS

Current assets:
  Cash and cash equivalents                      $     199,871 $     242,953
  Marketable securities, short-term                    254,787       127,040
  Accounts receivable, net                             129,751       113,250
  Inventories                                           15,928        13,968
  Prepaid expenses and other current assets             56,823        47,465
                                                 ------------- -------------
    Total current assets                               657,160       544,676

Marketable securities, long-term                       147,892       101,978
Property, plant and equipment, net                      90,125        75,743
Goodwill and intangible assets, net                     82,056        85,362
Deferred tax assets                                      3,099        15,766
Other assets                                             7,665         8,622
                                                 ------------- -------------

    Total assets                                 $     987,997 $     832,147
                                                 ============= =============

       LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
  Accounts payable                               $      23,247 $      17,718
  Accrued liabilities                                   87,880        80,345
  Deferred revenues                                     90,684        77,275
                                                 ------------- -------------
    Total current liabilities                          201,811       175,338

Other long term liabilities                             33,415        22,839
                                                 ------------- -------------

    Total liabilities                                  235,226       198,177

Total stockholders' equity                             752,771       633,970
                                                 ------------- -------------

  Total liabilities and stockholders' equity     $     987,997 $     832,147
                                                 ============= =============

ALIGN TECHNOLOGY, INC.
RECONCILIATION OF GAAP TO NON-GAAP KEY FINANCIAL
 METRICS

Reconciliation of GAAP to Non-GAAP Operating
 Profit
(in thousands)                                           Year Ended
                                                ---------------------------
                                                 December 31,  December 31,
                                                     2014          2013
                                                ------------- -------------

GAAP Operating profit                           $     193,576 $      94,212
  Impairment of goodwill (1)                                -        40,693
  Impairment of long-lived assets (2)                       -        26,320
                                                ------------- -------------
Non-GAAP Operating profit                       $     193,576 $     161,225
                                                ============= =============

Reconciliation of GAAP to Non-GAAP Net Profit
(in thousands, except per share amounts)                 Year Ended
                                                ---------------------------
                                                 December 31,  December 31,
                                                     2014          2013
                                                ------------- -------------

GAAP Net profit                                 $     145,832 $      64,295
  Impairment of goodwill (1)                                -        40,693
  Impairment of long-lived assets (2)                       -        26,320
  Income tax-related adjustments (3)                        -        (3,788)
                                                ------------- -------------
Non-GAAP Net profit                             $     145,832 $     127,520
                                                ============= =============

Diluted Net profit per share:
  GAAP                                          $        1.77 $        0.78
                                                ============= =============
  Non-GAAP                                      $        1.77 $        1.54
                                                ============= =============

Shares used in computing diluted GAAP Net profit
 (loss) per share                                      82,283        82,589
                                                ============= =============
Shares used in computing diluted Non-GAAP Net
 profit per share                                      82,283        82,589
                                                ============= =============

Notes:
There were no Non-GAAP adjustments for the three months ended December 31, 2014 or 2013.

(1) Impairment of goodwill. These costs represent non-cash write-downs of our goodwill generally related to negative trends in market and economic conditions, termination of relationships with distributors, or the increase in competitive environment related to our Scanner and Services reporting unit. We remove the impact of these charges to our operating performance to assist in assessing our ability to generate cash from operations. We believe this may be useful information to users of our financial statements; therefore, we have excluded these charges for purposes of calculating these non-GAAP measures to facilitate an evaluation of our current operating performance, particularly in terms of liquidity.

(2) Impairment of long-lived assets. These costs represent non-cash write-downs of our long-lived assets generally related to the increase in competitive environment related to our Scanner and Services reporting unit. As a result of these conditions, we have assessed that our asset group within the reporting unit was not recoverable and, therefore, recorded an impairment charge. We remove the impact of these charges to our operating performance to assist in assessing our ability to generate cash from operations. We believe this may be useful information to users of our financial statements; therefore, we have excluded these charges for purposes of calculating these non-GAAP measures to facilitate an evaluation of our current operating performance, particularly in terms of liquidity.

(3) Income tax-related adjustments. Non-GAAP financial information for the quarter is adjusted for a tax rate equal to our annual estimated tax rate on non-GAAP income. This rate is based on our estimated annual GAAP income tax rate forecast, adjusted to account for discrete tax items and items excluded from GAAP income in calculating the non-GAAP financial measures presented above. Our estimated tax rate on non-GAAP income is determined annually and may be re-calculated during the year to take into account events or trends that we believe materially impact the estimated annual rate.

      ALIGN TECHNOLOGY, INC.
Q4 2014 FINANCIAL AND BUSINESS METRICS
(in thousands except utilization and doctors trained)

                                              ---------
                                        Q4       YTD        Q1        Q2
                                       2013      2013      2014      2014
Invisalign Clear Aligner Net
 Revenues by Geography:
 North America                      $ 105,059 $ 408,209 $ 107,910 $ 111,648
 International                         50,595   161,716    49,848    55,988
 Non-case*                             10,570    44,724    10,481    12,099
                                    --------- --------- --------- ---------
  Total Clear Aligner Net Revenues  $ 166,224 $ 614,649 $ 168,239 $ 179,735
                                    ========= ========= ========= =========
   YoY % growth                          25.1%     19.0%     18.8%     17.2%
   QoQ % growth                           8.3%                1.2%      6.8%
 *includes Invisalign training,
  ancillary products, and retainers

Invisalign Clear Aligner Net
 Revenues by Product:
 Invisalign Full Products           $ 136,179 $ 497,507 $ 138,133 $ 147,158
 Invisalign Express Products           19,475    72,418    19,625    20,478
 Non-case*                             10,570    44,724    10,481    12,099
                                    --------- --------- --------- ---------
  Total Clear Aligner Net Revenues  $ 166,224 $ 614,649 $ 168,239 $ 179,735
                                    ========= ========= ========= =========

Average Invisalign Selling Price
 (ASP):
 Worldwide ASP (1)                  $   1,400 $   1,350 $   1,405 $   1,405
 Worldwide ASP, adjusted (2)        $   1,400 $   1,360 $   1,405 $   1,405
 International ASP                  $   1,630 $   1,490 $   1,620 $   1,625
 (1) Invisalign case net revenues /
  Invisalign case shipments
 (2) Adjusted for one-time
  adjustments (eg. Q1'13 and Q2'13
  grandfathered mid-course
  correction deferrals)

Invisalign Clear Aligner Cases
 Shipped by Geography:
 North America                         80,120   313,845    81,420    84,850
 International                         31,010   108,495    30,760    34,450
                                    --------- --------- --------- ---------
  Total Cases Shipped                 111,130   422,340   112,180   119,300
                                    ========= ========= ========= =========

Invisalign Clear Aligner Cases
 Shipped by Product:
 Invisalign Full Products              91,605   343,360    92,335    98,565
 Invisalign Express Products           19,525    78,980    19,845    20,735
                                    --------- --------- --------- ---------
  Total Cases Shipped                 111,130   422,340   112,180   119,300
                                    ========= ========= ========= =========

Number of Invisalign Doctors Cases
 Shipped To:
 North America                         18,495    27,330    19,015    19,505
 International                          6,925    10,800     7,185     7,685
                                    --------- --------- --------- ---------
  Total Doctors Cases Shipped To       25,420    38,130    26,200    27,190
                                    ========= ========= ========= =========

Invisalign Doctor Utilization
 Rates*:
 North America                            4.3      11.5       4.3       4.4
 North American Orthodontists             8.0      26.4       8.1       8.4
 North American GP Dentists               3.0       7.3       2.9       2.9
 International                            4.5      10.0       4.3       4.5
                                    --------- --------- --------- ---------
  Total Utilization Rates                 4.4      11.1       4.3       4.4
                                    ========= ========= ========= =========
 * # of cases shipped/# of doctors
  to whom cases were shipped

Number of Invisalign Doctors
 Trained:
 North America                          1,460     4,140       700     1,150
 International                          1,060     3,925     1,255     1,380
                                    --------- --------- --------- ---------
  Total Doctors Trained Worldwide       2,520     8,065     1,955     2,530
                                    ========= ========= ========= =========
  Total to Date Worldwide              84,560    84,560    86,515    89,045
                                    ========= ========= ========= =========

Scanner and Services Net Revenues:
 North America Scanner and Services $  11,980 $  45,261 $  12,313 $  12,698
 International Scanner and Services        88       296        94        98
                                    ---------           --------- ---------
  Total Scanner and Net Revenues    $  12,068 $  45,557 $  12,407 $  12,796
                                    ========= ========= ========= =========

Total Net Revenues by Geography:
 Total North America Net Revenues   $ 117,039 $ 453,470 $ 120,223 $ 124,346
 Total International Net Revenues      50,683   162,012    49,942    56,086
 Total Non-case Net Revenues           10,570    44,724    10,481    12,099
                                    --------- --------- --------- ---------
  Total Worldwide Net Revenues      $ 178,292 $ 660,206 $ 180,646 $ 192,531
                                    ========= ========= ========= =========
   YoY % growth                          24.8%     17.9%     17.6%     17.5%
   QoQ % growth                           8.4%                1.3%      6.6%

Stock-based Compensation (SBC)
 SBC included in Gross Profit       $     700 $   2,600 $     800 $     940
 SBC included in Operating Expenses     4,500    23,900     8,300     9,370
                                    --------- --------- --------- ---------
  Total SBC Expense                 $   5,200 $  26,500 $   9,100 $  10,310
                                    ========= ========= ========= =========

                                              ---------

                                                        ---------
                                        Q3        Q4       YTD
                                       2014      2014      2014
Invisalign Clear Aligner Net
 Revenues by Geography:
 North America                      $ 113,349 $ 113,670 $ 446,577
 International                         53,439    60,467   219,742
 Non-case*                             11,350    12,300    46,230
                                    --------- --------- ---------
  Total Clear Aligner Net Revenues  $ 178,138 $ 186,437 $ 712,549
                                    ========= ========= =========
   YoY % growth                          16.0%     12.2%     15.9%
   QoQ % growth                          -0.9%      4.7%
 *includes Invisalign training,
  ancillary products, and retainers

Invisalign Clear Aligner Net
 Revenues by Product:
 Invisalign Full Products           $ 147,583 $ 152,847 $ 585,721
 Invisalign Express Products           19,205    21,290    80,598
 Non-case*                             11,350    12,300    46,230
                                    --------- --------- ---------
  Total Clear Aligner Net Revenues  $ 178,138 $ 186,437 $ 712,549
                                    ========= ========= =========

Average Invisalign Selling Price
 (ASP):
 Worldwide ASP (1)                  $   1,395 $   1,370 $   1,395
 Worldwide ASP, adjusted (2)        $   1,395 $   1,370 $   1,395
 International ASP                  $   1,560 $   1,510 $   1,575
 (1) Invisalign case net revenues /
  Invisalign case shipments
 (2) Adjusted for one-time
  adjustments (eg. Q1'13 and Q2'13
  grandfathered mid-course
  correction deferrals)

Invisalign Clear Aligner Cases
 Shipped by Geography:
 North America                         85,405    86,855   338,530
 International                         34,210    40,050   139,470
                                    --------- --------- ---------
  Total Cases Shipped                 119,615   126,905   478,000
                                    ========= ========= =========

Invisalign Clear Aligner Cases
 Shipped by Product:
 Invisalign Full Products              99,385   104,770   395,055
 Invisalign Express Products           20,230    22,135    82,945
                                    --------- --------- ---------
  Total Cases Shipped                 119,615   126,905   478,000
                                    ========= ========= =========

Number of Invisalign Doctors Cases
 Shipped To:
 North America                         19,550    19,745    29,890
 International                          7,950     8,945    13,450
                                    --------- --------- ---------
  Total Doctors Cases Shipped To       27,500    28,690    43,340
                                    ========= ========= =========

Invisalign Doctor Utilization
 Rates*:
 North America                            4.4       4.4      11.3
 North American Orthodontists             8.8       8.6      27.7
 North American GP Dentists               2.8       2.9       6.9
 International                            4.3       4.5      10.4
                                    --------- --------- ---------
  Total Utilization Rates                 4.4       4.4      11.0
                                    ========= ========= =========
 * # of cases shipped/# of doctors
  to whom cases were shipped

Number of Invisalign Doctors
 Trained:
 North America                          1,125     1,170     4,145
 International                          1,400     1,255     5,290
                                    --------- --------- ---------
  Total Doctors Trained Worldwide       2,525     2,425     9,435
                                    ========= ========= =========
  Total to Date Worldwide              91,570    93,995    93,995
                                    ========= ========= =========

Scanner and Services Net Revenues:
 North America Scanner and Services $  11,579 $  12,104 $  48,694
 International Scanner and Services       159        59       410
                                    --------- ---------
  Total Scanner and Net Revenues    $  11,738 $  12,163 $  49,104
                                    ========= ========= =========

Total Net Revenues by Geography:
 Total North America Net Revenues   $ 124,928 $ 125,774 $ 495,271
 Total International Net Revenues      53,598    60,526   220,152
 Total Non-case Net Revenues           11,350    12,300    46,230
                                    --------- --------- ---------
  Total Worldwide Net Revenues      $ 189,876 $ 198,600 $ 761,653
                                    ========= ========= =========
   YoY % growth                          15.4%     11.4%     15.4%
   QoQ % growth                          -1.4%      4.6%

Stock-based Compensation (SBC)
 SBC included in Gross Profit       $     865 $     965 $   3,570
 SBC included in Operating Expenses     9,045     9,510    36,225
                                    --------- --------- ---------
  Total SBC Expense                 $   9,910 $  10,475 $  39,795
                                    ========= ========= =========

                                                        ---------
Note: Historical public data may differ due to rounding. Additionally, rounding may effect totals.

ALIGN TECHNOLOGY, INC.
BUSINESS OUTLOOK SUMMARY
(unaudited)

The outlook figures provided below and elsewhere in this press release are approximate in nature since Align's business outlook is difficult to predict. Align's future performance involves numerous risks and uncertainties and the company's results could differ materially from the outlook provided. Some of the factors that could affect Align's future financial performance and business outlook are set forth under "Forward
 Looking Information" above in this press release.

Financial Outlook
(in millions, except per share amounts and percentages)

                                                              Q1'15 Guidance
                                                             ---------------

                                                                   GAAP
                                                             ---------------

Net Revenues                                                 $187.3 - $192.4

Gross Margin                                                  73.5% - 74.0%

Operating Expenses                                           $105.2 - $106.5

Operating Margin                                              17.4% - 18.6%

Net Income per Diluted Share                                  $0.29 - $0.32

Business Metrics:                                                 Q1'15
                                                             ---------------

Case Shipments                                               124.4K - 127.4K
Capital Expenditure                                            $20M - $25M
Depreciation & Amortization                                   $4.5M - $5.0M
Diluted Shares Outstanding                                        82.1M*
Stock Based Compensation Expense                                  $12.5M
Tax Rate                                                          23.0%

* Excludes any stock repurchases during the quarter

Investor Relations Contact
Shirley Stacy
Align Technology, Inc.
(408) 470-1150
sstacy@aligntech.com

Press Contact
Shannon Mangum Henderson
Ethos Communication, Inc.
(678) 261-7803
align@ethoscommunication.com